SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOSITE INCORPORATED
          GABELLI FOUNDATION
                       6/15/07           10,000            92.2000
          GABELLI SECURITIES, INC.
                       6/15/07           10,000            92.2000
                       6/11/07            2,000            92.1700
          GAMCO ASSET MANAGEMENT INC.
                       6/13/07            1,000-           92.2100
                       6/13/07            3,500            92.2000
                       6/12/07              200            92.1400
                       6/11/07           13,951            92.1690
                       6/11/07            2,000            92.2000
          GABELLI FUNDS, LLC.
              GABELLI EQUITY INCOME FUND
                       6/15/07           50,000            92.2200
              GABELLI DIVIDEND & INCOME TRUST
                       6/13/07           42,300            92.2000
              THE GABELLI GLOBAL DEAL FUND
                       6/15/07           50,000            92.2200
              GABELLI CONVERTIBLE FUND
                       6/13/07            3,000            92.2000
              GABELLI ASSET FUND
                       6/15/07           60,000            92.2200
              GABELLI CAPITAL ASSET FUND
                       6/15/07            4,900            92.2200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.